Exhibit 99.1

10990 Roe Avenue Overland Park, KS 66211 Phone 913 696 6100 Fax 913 696 6116 News Release

YRC Worldwide Reports Third Quarter Results

OVERLAND PARK, Kan., November 12, 2013 — YRC Worldwide Inc. (NASDAQ: YRCW) today reported financial results for the third quarter 2013.

Consolidated operating revenue for the third quarter ended September 30, 2013 was $1.253 billion, or $15.9 million (1.3%) higher than the $1.237 billion reported in the third quarter of 2012. At the same time, consolidated operating income decreased from $27.3 million to $5.8 million, a $21.5 million decrease from the third quarter of 2012. Operating income in 2013 included a $1.3 million loss on asset disposals compared to a $2.3 million gain on asset disposals in 2012. The company also reported adjusted EBITDA, on a non-GAAP basis, for the third quarter of 2013 of $62.4 million, a $16.4 million decrease from the $78.8 million adjusted EBITDA reported for the third quarter of 2012 (as detailed in the reconciliation below).

“The decline in year-over-year consolidated operational performance for the third quarter is primarily attributed to YRC Freight,” said YRC Worldwide CEO and recently-appointed YRC Freight President James Welch. “Our third quarter performance was hindered by declines in service, manpower shortages and declines in yield. During the quarter, the YRC Freight network was ‘out of cycle,’ which caused our service to decline in certain lanes. Additionally, due to summer vacations and the movement of drivers resulting from the network optimization, we were short drivers in certain terminals which obviously impacted service in those areas. The shortage also resulted in higher than expected overtime pay, increased purchased transportation in certain lanes, and lower productivity. Finally, yield was negatively impacted by increases in our weight per shipment, loss of volume from higher yielding channels and declines in weight and inspection revenue.”

“As a consequence of YRC Freight’s performance, we made leadership changes in late September. Our renewed objective is to increase process discipline, execution and accountability at YRC Freight. Going forward, our focus will be on growing the business by aggressively pursuing new and profitable accounts while controlling our costs and improving our service levels,” continued Welch.

“Over the past six weeks, we have been doing what needed to be done to get the YRC Freight network back in cycle, and results are telling us that it’s working. In October, service was within a couple of percentage points of where it was prior to the network optimization, and shipments per day were slightly higher than they were in October 2012, reversing negative trends,” added Welch.

“Additionally, during the third quarter of 2013, we experienced adverse development in the severity of our bodily injury and property damage (BIPD) claims and recorded $4.4 million of an additional expense related to these claims as compared to the same period in 2012. We continue to see favorable workers’ compensation trends as we advance our safety initiatives; however, we recorded $2.2 million of additional workers’ compensation expense in the third quarter of 2013 compared to the same period in 2012. Even with the adverse development in BIPD, we were still able to decrease our outstanding letters of credit by an additional $21.2 million, or 5% during the third quarter,” concluded Welch.

Key Segment Information – third quarter 2013 compared to third quarter 2012

YRC Freight	2013	2012	Percent Change
Operating revenues (in millions)	$808.7	$819.5	(1.3)%
Operating income (loss) (in millions)	(9.7)	2.8	(446.4)%
Operating ratio	101.2	99.7	(1.5	)pp
Total tonnage per day (in thousands)	27.03	27.15	(0.5)%
Total shipments per day (in thousands)	45.75	47.26	(3.2)%
Revenue per hundredweight	$23.23	$23.74	(2.2)%
Revenue per shipment	$274	$273	0.6%

Regional Transportation	2013	2012	Percent Change
Operating revenues (in millions)	$444.0	$417.3	6.4%
Operating income (in millions)	20.0	27.2	(26.5)%
Operating ratio	95.5	93.5	(2.0	)pp
Total tonnage per day (in thousands)	30.91	29.15	6.0%
Total shipments per day (in thousands)	42.82	40.32	6.2%
Revenue per hundredweight	$11.48	$11.37	1.0%
Revenue per shipment	$166	$164	0.8%

Liquidity

At September 30, 2013, the company’s liquidity, including cash, cash equivalents and availability under its $400 million asset-based loan facility (ABL), was $233.7 million. The ABL borrowing base was $388.7 million as of September 30, 2013. As a comparison, the company’s liquidity, including cash, cash equivalents and availability under its ABL, was $237.5 million of cash, cash equivalents and ABL availability at September 30, 2012. For the nine months ended September 30, 2013, cash used in operating activities was $3.0 million as compared to $48.0 million for the nine months ended September 30, 2012.

Review of Financial Results

YRC Worldwide Inc. will host a conference call with the investment community today, Tuesday, November 12, 2013, beginning at 4:30 p.m. ET, 3:30 p.m. CT. The call will be available to listeners as a live webcast and as a replay via the YRC Worldwide website yrcw.com.

Non-GAAP Financial Measures

Adjusted EBITDA is a non-GAAP measure that reflects the company’s earnings before interest, taxes, depreciation, and amortization expense, and further adjusted for letter of credit fees, equity-based compensation expense, net gains or losses on property disposals and certain other items, including restructuring professional fees and results of permitted dispositions and discontinued operations as defined in the company’s credit facilities. Adjusted EBITDA is used for internal management purposes as a financial measure that reflects the company’s core operating performance. In addition, management uses adjusted EBITDA to measure compliance with financial covenants in the company’s credit facilities. Free cash flow and adjusted free cash flow are non-GAAP measures that reflect the company’s operating cash flow minus gross capital expenditures and operating cash flow minus gross capital expenditures, excluding the restructuring professional fees included in operating cash flow, respectively. However, these financial measures should not be construed as better measurements than operating cash flow, net income or earnings per share, as defined by generally accepted accounting principles (GAAP).

Adjusted EBITDA, free cash flow and adjusted free cash flow have the following limitations:

•	Adjusted EBITDA does not reflect the interest expense or the cash requirements necessary to fund restructuring professional fees, letter of credit fees, service interest or principal payments on our outstanding debt;

•	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will have to be replaced in the future, and adjusted EBITDA does not reflect any cash requirements for such replacements;

•	Equity-based compensation is an element of our long-term incentive compensation program, although adjusted EBITDA excludes certain employee equity-based compensation expense when presenting our ongoing operating performance for a particular period;

•	Adjusted free cash flow excludes the cash usage by the company’s restructuring professional fees, debt issuance costs, equity issuance costs and principal payments on our outstanding debt and the resulting reduction in the company’s liquidity position from those cash outflows;

•	Other companies in our industry may calculate adjusted EBITDA differently than we do, limiting their usefulness as a comparative measure.

Because of these limitations, adjusted EBITDA, free cash flow and adjusted free cash flow should not be considered a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using adjusted EBITDA, free cash flow and adjusted free cash flow as a secondary measure. The company has provided reconciliations of its non-GAAP measures, adjusted EBITDA, free cash flow and adjusted free cash flow, to GAAP operating income (loss) within the supplemental financial information in this release.

* * * * *

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Words such as “will,” “expect,” “intend,” “anticipate,” “believe,” “project,” “forecast,” “propose,” “plan,” “designed,” “enable,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are inherently uncertain and are subject to significant business, economic, competitive, regulatory and other risks, uncertainties and contingencies, known and unknown, many of which are beyond our control. Our future financial condition and results could differ materially from those predicted in such forward-looking statements because of a number of factors, including (without limitation) our ability to generate sufficient cash flows and liquidity to fund operations and satisfy our cash needs and future cash commitments, including (without limitation) our obligations related to our substantial indebtedness and lease and pension funding requirements; the pace of recovery in the overall economy, including (without limitation) customer demand in the retail and manufacturing sectors; the success of our management team in implementing its strategic plan and operational and productivity improvements, including (without limitation) our continued ability to meet high on-time and quality delivery performance standards, and the impact of those improvements to meet our future liquidity and profitability; our ability to finance the maintenance, acquisition and replacement of revenue equipment and other necessary capital expenditures; potential increase in our operating lease obligations resulting from our decision to defer the purchase of new revenue equipment; changes in equity and debt markets; inclement weather; price and availability of fuel; sudden changes in the cost of fuel or the index upon which we base our fuel surcharge and the effectiveness of our fuel surcharge program in protecting us against fuel price volatility; competition and competitive pressure on service and pricing; expense volatility, including (without limitation) volatility due to changes in rail service or pricing for rail service; our ability to comply and the cost of compliance with federal, state, local and foreign laws and regulations, including (without limitation) laws and regulations for the protection of employee safety and health and the environment; terrorist attack; labor relations, including (without limitation) the continued support of our union employees with respect to our strategic plan, the impact of work rules, work stoppages, strikes or other disruptions, our obligations to multi-employer health, welfare and pension plans, wage requirements and employee satisfaction; the impact of claims and litigation to which we are or may become exposed; and other risks and contingencies, including (without limitation) the risk factors that are included in our reports filed with the SEC, including those described under “Risk Factors” in our annual report on Form 10-K and quarterly reports on Form 10-Q.

* * * * *

About YRC Worldwide

YRC Worldwide Inc., a Fortune 500 company headquartered in Overland Park, Kan., is the holding company for a portfolio of successful companies including YRC Freight, YRC Reimer, Holland, Reddaway, and New Penn. YRC Worldwide has one of the largest, most comprehensive less-than-truckload (LTL) networks in North America with local, regional, national and international capabilities. Through its team of experienced service professionals, YRC Worldwide offers industry-leading expertise in heavyweight shipments and flexible supply chain solutions, ensuring customers can ship industrial, commercial and retail goods with confidence. Please visit www.yrcw.com for more information.

Follow YRC Worldwide on Twitter: http://twitter.com/yrcworldwide

Investor Contact:	Stephanie Fisher
913-696-6108
investor@yrcw.com

Media Contact:	Suzanne Dawson
LAK Public Relations, Inc.
212-329-1420
sdawson@lakpr.com

CONSOLIDATED BALANCE SHEETS

YRC Worldwide Inc. and Subsidiaries

(Amounts in millions except share and per share data)

	September 30,	December 31,
	2013	2012
	(Unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$170.5	$208.7
Restricted amounts held in escrow	90.1	20.0
Accounts receivable, net	519.0	460.1
Prepaid expenses and other	79.6	85.3

Total current assets	859.2	774.1

PROPERTY AND EQUIPMENT:
Cost	2,854.5	2,869.0
Less - accumulated depreciation	(1,733.6)	(1,677.6)

Net property and equipment	1,120.9	1,191.4

OTHER ASSETS:
Intangibles, net	84.9	99.2
Restricted amounts held in escrow	12.5	102.5
Other assets	56.4	58.3

Total assets	$2,133.9	$2,225.5

LIABILITIES AND SHAREHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Accounts payable	$194.3	$162.0
Wages, vacations, and employees’ benefits	224.1	190.9
Other current and accrued liabilities	199.7	233.2
Current maturities of long-term debt	392.7	9.1

Total current liabilities	1,010.8	595.2

OTHER LIABILITIES:
Long-term debt, less current portion	968.3	1,366.3
Pension and postretirement	503.4	548.8
Claims and other liabilities	317.2	344.3
Commitments and contingencies

SHAREHOLDERS’ DEFICIT:
Preferred stock, $1.00 par value per share	—	—
Common stock, $0.01 par value per share	0.1	0.1
Capital surplus	1,964.0	1,926.5
Accumulated deficit	(2,154.6)	(2,070.6)
Accumulated other comprehensive loss	(382.6)	(392.4)
Treasury stock, at cost (410 shares)	(92.7)	(92.7)

Total shareholders’ deficit	(665.8)	(629.1)

Total liabilities and shareholders’ deficit	$2,133.9	$2,225.5

STATEMENTS OF CONSOLIDATED COMPREHENSIVE LOSS

YRC Worldwide Inc. and Subsidiaries

For the Three and Nine Months Ended September 30

(Amounts in millions except per share data, shares in thousands)

(Unaudited)

	Three Months		Nine Months
	2013	2012	2013	2012
OPERATING REVENUE	$1,252.7	$1,236.8	$3,657.7	$3,681.9

OPERATING EXPENSES:
Salaries, wages and employees’ benefits	711.8	701.0	2,110.3	2,129.8
Operating expenses and supplies	284.4	275.4	838.0	854.4
Purchased transportation	139.0	126.8	379.6	372.7
Depreciation and amortization	43.3	44.6	130.4	139.4
Other operating expenses	67.1	64.0	171.3	192.0
(Gains) losses on property disposals, net	1.3	(2.3)	(1.9)	(0.5)

Total operating expenses	1,246.9	1,209.5	3,627.7	3,687.8

OPERATING INCOME (LOSS)	5.8	27.3	30.0	(5.9)

NONOPERATING (INCOME) EXPENSES:
Interest expense	43.1	33.7	124.2	111.6
Other, net	(0.2)	(0.2)	(3.0)	(3.2)

Nonoperating expenses, net	42.9	33.5	121.2	108.4

LOSS BEFORE INCOME TAXES	(37.1)	(6.2)	(91.2)	(114.3)
INCOME TAX EXPENSE (BENEFIT)	7.3	(9.2)	(7.2)	(13.1)

NET INCOME (LOSS)	(44.4)	3.0	(84.0)	(101.2)
LESS: NET INCOME ATTRIBUTABLE TO NON-CONTROLLING INTEREST	—	—	—	3.9

NET INCOME (LOSS) ATTRIBUTABLE TO YRC WORLDWIDE INC.	(44.4)	3.0	(84.0)	(105.1)
OTHER COMPREHENSIVE INCOME, NET OF TAX	4.6	3.7	9.8	9.9

COMPREHENSIVE INCOME (LOSS) ATTRIBUTABLE TO YRC WORLDWIDE INC.	$(39.8)	$6.7	$(74.2)	$(95.2)

AVERAGE COMMON SHARES OUTSTANDING-BASIC	9,977	7,512	9,053	7,149

AVERAGE COMMON SHARES OUTSTANDING-DILUTED	9,977	14,162	9,053	7,149

NET INCOME (LOSS) PER SHARE - BASIC	$(4.45)	$0.40	$(9.29)	$(14.16)
NET INCOME (LOSS) PER SHARE - DILUTED	$(4.45)	$(4.30)	$(9.29)	$(14.16)

STATEMENTS OF CONSOLIDATED CASH FLOWS

YRC Worldwide Inc. and Subsidiaries

For the Nine Months Ended September 30

(Amounts in millions)

(unaudited)

	2013	2012
OPERATING ACTIVITIES:
Net loss	$(84.0)	$(101.2)
Noncash items included in net loss:
Depreciation and amortization	130.4	139.4
Paid-in-kind interest on Series A Notes and Series B Notes	24.6	22.1
Amortization of deferred debt costs	5.0	4.1
Equity based compensation expense	4.5	3.0
Deferred income tax benefit, net	(0.1)	—
Gains on property disposals, net	(1.9)	(0.5)
Other noncash items, net	5.9	(1.6)
Changes in assets and liabilities, net:
Accounts receivable	(59.5)	(44.3)
Accounts payable	25.4	16.6
Other operating assets	0.9	(9.0)
Other operating liabilities	(54.2)	(76.6)

Net cash used in operating activities	(3.0)	(48.0)

INVESTING ACTIVITIES:
Acquisition of property and equipment	(56.5)	(48.1)
Proceeds from disposal of property and equipment	5.9	39.2
Receipts from restricted escrow, net	19.9	23.9
Other	1.8	2.4

Net cash (used in) provided by investing activities	(28.9)	17.4

FINANCING ACTIVITIES:
Issuance of long-term debt	0.3	45.0
Repayment of long-term debt	(6.6)	(20.4)
Debt issuance costs	—	(5.1)

Net cash (used in) provided by financing activities	(6.3)	19.5

NET DECREASE IN CASH AND CASH EQUIVALENTS	(38.2)	(11.1)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	208.7	200.5

CASH AND CASH EQUIVALENTS, END OF PERIOD	$170.5	$189.4

SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid	$(90.4)	$(91.6)
Income tax refund, net	10.8	8.2

SUPPLEMENTAL FINANCIAL INFORMATION

YRC Worldwide Inc. and Subsidiaries

For the Three and Nine Months Ended September 30

(Amounts in millions)

(Unaudited)

SEGMENT INFORMATION

	Three Months			Nine Months
	2013	2012	%	2013	2012	%
Operating revenue:
YRC Freight	$808.7	$819.5	(1.3)	$2,360.1	$2,429.7	(2.9)
Regional Transportation	444.0	417.3	6.4	1,297.6	1,249.2	3.9
Other, net of eliminations	—	—		—	3.0

Consolidated	1,252.7	1,236.8	1.3	3,657.7	3,681.9	(0.7)

Operating income (loss):
YRC Freight	(9.7)	2.8		(15.8)	(58.4)
Regional Transportation	20.0	27.2		57.2	61.6
Corporate and other	(4.5)	(2.7)		(11.4)	(9.1)

Consolidated	$5.8	$27.3		$30.0	$(5.9)

Operating ratio:
YRC Freight	101.2%	99.7%		100.7%	102.4%
Regional Transportation	95.5%	93.5%		95.6%	95.1%
Consolidated	99.5%	97.8%		99.2%	100.2%

Operating ratio is calculated as (i) 100 percent (ii) minus the result of dividing operating income by operating revenue or (iii) plus the result of dividing operating loss by operating revenue, and expressed as a percentage.

SUPPLEMENTAL INFORMATION

		Premium/	Book
As of September 30, 2013	Par Value	(Discount)	Value
Restructured term loan	$298.7	$45.2	$343.9
ABL facility – Term A - (capacity $175M; borrowing base $168.2M; availability $63.2M)	105.0	(2.8)	102.2
ABL facility – Term B - (capacity $220.5M; borrowing base $220.5M; availability $0)	220.5	(5.1)	215.4
Series A Notes	173.5	(20.6)	152.9
Series B Notes	68.2	(12.1)	56.1
6% convertible senior notes	69.4	(2.5)	66.9
Pension contribution deferral obligations	124.3	(0.2)	124.1
Lease financing obligations	299.3	—	299.3
Other	0.2	—	0.2

Total debt	$1,359.1	$1.9	$1,361.0

		Premium/	Book
As of December 31, 2012	Par Value	(Discount)	Value
Restructured term loan	$298.7	$67.6	$366.3
ABL facility – Term A - (capacity $175M; borrowing base $147.6M; availability $42.6M)	105.0	(4.8)	100.2
ABL facility – Term B - (capacity $222.2M; borrowing base $222.2M; availability $0)	222.2	(8.5)	213.7
Series A Notes	161.2	(27.8)	133.4
Series B Notes	91.5	(25.4)	66.1
6% convertible senior notes	69.4	(6.3)	63.1
Pension contribution deferral obligations	125.8	(0.4)	125.4
Lease financing obligations	306.9	—	306.9
Other	0.3	—	0.3

Total debt	$1,381.0	$(5.6)	$1,375.4

SUPPLEMENTAL FINANCIAL INFORMATION

YRC Worldwide Inc. and Subsidiaries

For the Three and Nine Months Ended September 30

(Amounts in millions)

(Unaudited)

	Three Months		Nine Months
	2013	2012	2013	2012
Reconciliation of operating income (loss) to adjusted EBITDA:
Operating income (loss)	$5.8	$27.3	$30.0	$(5.9)
Depreciation and amortization	43.3	44.6	130.4	139.4
(Gains) losses on property disposals, net	1.3	(2.3)	(1.9)	(0.5)
Letter of credit expense	8.0	9.5	25.8	27.0
Restructuring professional fees	3.2	—	6.0	3.0
Permitted dispositions and other	0.1	(0.9)	—	(3.0)
Equity based compensation expense	0.5	0.9	4.5	3.0
Other nonoperating, net	0.2	(0.3)	3.0	1.2

Adjusted EBITDA	$62.4	$78.8	$197.8	$164.2

	Three Months		Nine Months
Adjusted EBITDA by segment:	2013	2012	2013	2012
YRC Freight	$24.2	$37.2	$87.8	$55.5
Regional Transportation	38.3	44.4	109.8	114.2
Corporate and other	(0.1)	(2.8)	0.2	(5.5)

Adjusted EBITDA	$62.4	$78.8	$197.8	$164.2

	Three Months		Nine Months
	2013	2012	2013	2012
Reconciliation of adjusted EBITDA to adjusted free cash flow (deficit):
Adjusted EBITDA	$62.4	$78.8	$197.8	$164.2
Total restructuring professional fees	(3.2)	—	(6.0)	(3.0)
Cash paid for interest	(33.2)	(31.3)	(90.4)	(91.6)
Cash paid for letter of credit fees	(11.0)	(9.6)	(26.0)	(28.6)
Working capital cash flows excluding income tax, net	1.2	(68.8)	(89.2)	(97.2)

Net cash provided by (used in) operating activities before income taxes	16.2	(30.9)	(13.8)	(56.2)
Cash (paid) received from income taxes, net	(1.0)	(0.5)	10.8	8.2

Net cash provided by (used in) operating activities	15.2	(31.4)	(3.0)	(48.0)
Acquisition of property and equipment	(17.4)	(17.4)	(56.5)	(48.1)
Total restructuring professional fees	3.2	—	6.0	3.0

Adjusted free cash flow (deficit)	$1.0	$(48.8)	$(53.5)	$(93.1)

SUPPLEMENTAL FINANCIAL INFORMATION

YRC Worldwide Inc. and Subsidiaries

For the Three and Nine Months Ended September 30

(Amounts in millions)

(Unaudited)

	Three Months		Nine Months
YRC Freight segment	2013	2012	2013	2012
Reconciliation of operating income (loss) to adjusted EBITDA:
Operating income (loss)	$(9.7)	$2.8	$(15.8)	$(58.4)
Depreciation and amortization	27.4	29.0	83.3	91.4
(Gains) losses on property disposals, net	0.9	(2.3)	(2.6)	(0.6)
Letter of credit expense	5.5	7.7	20.1	22.0
Other nonoperating, net	0.1	—	2.8	1.1

Adjusted EBITDA	$24.2	$37.2	$87.8	$55.5

	Three Months		Nine Months
Regional Transportation segment	2013	2012	2013	2012
Reconciliation of operating income to adjusted EBITDA:
Operating income	$20.0	$27.2	$57.2	$61.6
Depreciation and amortization	15.9	15.6	47.0	47.4
Losses on property disposals, net	0.4	—	0.5	0.6
Letter of credit expense	1.9	1.6	4.9	4.6
Other nonoperating, net	0.1	—	0.2	—

Adjusted EBITDA	$38.3	$44.4	$109.8	$114.2

	Three Months		Nine Months
Corporate and other segment	2013	2012	2013	2012
Reconciliation of operating loss to adjusted EBITDA:
Operating loss	$(4.5)	$(2.7)	$(11.4)	$(9.1)
Depreciation and amortization	—	—	0.1	0.6
(Gains) losses on property disposals, net	—	—	0.2	(0.5)
Letter of credit expense	0.6	0.2	0.8	0.4
Restructuring professional fees	3.2	—	6.0	3.0
Permitted dispositions and other	0.1	(0.9)	—	(3.0)
Equity based compensation expense	0.5	0.9	4.5	3.0
Other nonoperating, net	—	(0.3)	—	0.1

Adjusted EBITDA	$(0.1)	$(2.8)	$0.2	$(5.5)

YRC Worldwide Inc.

Segment Statistics

	YRC Freight
				Y/Y	Sequential
	3Q13	3Q12	2Q13	% (b)	% (b)
Workdays	64.0	63.0	64.0

Total picked up revenue (in millions) (a)	$803.6	$812.2	$797.5	(1.1)	0.8
Total tonnage (in thousands)	1,730	1,710	1,710	1.1	1.2
Total tonnage per day (in thousands)	27.03	27.15	26.71	(0.5)	1.2
Total shipments (in thousands)	2,928	2,977	2,952	(1.7)	(0.8)
Total shipments per day (in thousands)	45.75	47.26	46.12	(3.2)	(0.8)
Total revenue/cwt.	$23.23	$23.74	$23.32	(2.2)	(0.4)
Total revenue/shipment	$274	$273	$270	0.6	1.6
Total weight/shipment (in pounds)	1,181	1,149	1,159	2.8	2.0

Reconciliation of operating revenue to total picked up revenue (in millions):
Operating revenue	$808.7	$819.5	$797.6
Change in revenue deferral and other	$(5.1)	$(7.3)	$(0.1)

Total picked up revenue	$803.6	$812.2	$797.5

	Regional Transportation
				Y/Y	Sequential
	3Q13	3Q12	2Q13	% (b)	% (b)
Workdays	62.5	63.0	64.0

Total picked up revenue (in millions) (a)	$443.6	$417.6	$445.1	6.2	(0.3)
Total tonnage (in thousands)	1,932	1,837	1,970	5.2	(2.0)
Total tonnage per day (in thousands)	30.91	29.15	30.79	6.0	0.4
Total shipments (in thousands)	2,676	2,540	2,710	5.4	(1.3)
Total shipments per day (in thousands)	42.82	40.32	42.35	6.2	1.1
Total revenue/cwt.	$11.48	$11.37	$11.30	1.0	1.7
Total revenue/shipment	$166	$164	$164	0.8	0.9
Total weight/shipment (in pounds)	1,444	1,446	1,454	(0.2)	(0.7)

Reconciliation of operating revenue to total picked up revenue (in millions):
Operating revenue	$444.0	$417.3	$444.9
Change in revenue deferral and other	$(0.4)	$0.3	$0.2

Total picked up revenue	$443.6	$417.6	$445.1

(a)	Does not equal financial statement revenue due to revenue recognition adjustments between accounting periods.
(b)	Percent change based on unrounded figures and not rounded figures presented.